Exhibit 99.1

STONE ENERGY CORPORATION

Presents at Global Hunter Securities Energy Conference

LAFAYETTE, LA. June 21, 2013

Stone Energy Corporation (NYSE:SGY) today announced that David H. Welch, the Company’s Chairman, President and Chief Executive Officer, will present at the GHS 100 Energy Conference in Chicago at the JW Marriott Hotel at 8:00 a.m. central time on Tuesday, June 25, 2013. A live webcast will be available in the “Events and Presentations” section of the company’s website, www.stoneenergy.com, and the replay will be available one hour following the presentation. In addition, the presentation material will also be available in the “Events and Presentations” section of the company’s website within 24 hours of the presentation.

Stone Energy is an independent oil and natural gas company headquartered in Lafayette, Louisiana, and is engaged in the acquisition, exploration, exploitation, development and operation of oil and gas properties located primarily in the Gulf of Mexico. Stone is also active in the Appalachia region. For additional information, contact Kenneth H. Beer, Chief Financial Officer, at 337-521-2210-phone, 337-521-2072-fax or via e-mail at CFO@StoneEnergy.com.